SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM 8-K

                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) March 27, 1996


                       HUGHES SUPPLY, INC.
     (Exact name of registrant as specified in its charter)



   Florida                001-08772                  59-0559446
(State or other          (Commission              (IRS Employer
jurisdiction of         File Number)              Identification No.)
incorporation)



 20 North Orange Avenue, Suite 200, Orlando, Florida      32801
(Address of principal executive offices)                (Zip Code)



Registrant's Telephone Number, Including Area Code (407) 841-4755



                               N/A
 (Former name or former address, if changed since last report.)



ITEM 5.  OTHER EVENTS


     On March 27, 1996, Hughes Supply, Inc. (the "Registrant"), entered into an Asset Purchase Agreement (the "Agreement") to acquire substantially all of the assets, properties and business of PVF Holdings, Inc., a Delaware corporation ("PVF"), and its subsidiaries and to assume certain of its liabilities (the "PVF Acquisition"). The aggregate consideration to be paid for the PVF Acquisition is approximately $106 million, consisting of cash in the amount of $74.4 million, the issuance of 669,956 shares of the Registrant's common stock, and the assumption of certain liabilities, including up to $13 million of bank debt. The amount of the aggregate consideration to be paid, which was determined through negotiations between the parties, is subject to increase or decrease (on a dollar for dollar basis) for the difference between the book value of net assets acquired, adjusted for certain inventory and accounts receivable items, and the book value of such items at December 31, 1995. The PVF Acquisition is scheduled to be consummated on May 13, 1996, subject to certain conditions, including the receipt of all required consents under the Hart Scott Rodino Antitrust Improvements Act of 1976.

     PVF, a privately owned company headquartered in Houston, Texas, is a specialty distributor of stainless steel and nickel alloy based pipe, valve and fitting products to industrial customers, and conducts its business through its principal subsidiaries, Southwest Stainless, Inc., a Texas corporation ("Southwest"), Multalloy, Inc., a New Jersey corporation ("Multalloy NJ"), Multalloy, Inc., a Texas corporation ("Multalloy TX") and Houston Products & Machine, Inc., a Texas corporation ("HPM"). The Asset Purchase Agreement is between Jemison Investment Co., Inc., a Delaware corporation and the parent company of PVF ("Jemison"), PVF, Southwest, Multalloy NJ, Multalloy TX and HPM (Southwest, Multalloy NJ, Multalloy TX and HPM are herein referred to as the "Sellers"), and the Registrant.

     PVF and its subsidiaries operate in 11 states from 16 branches concentrated in the southeastern and southwestern United States. For the 12 months ended December 31, 1995, PVF and its subsidiaries had net sales of $109.2 million and operating income of $27.7 million. The Registrant intends to utilize the assets to be acquired in the PVF Acquisition to continue the acquired business. Before entering into the Asset Purchase Agreement, there was no material relationship between any of Jemison, PVF or the Sellers, on the one hand, and the Registrant or any of its affiliates, any director or officer of the Registrant, or any associate of any such director or officer, on the other hand.

     The Registrant is presently negotiating a proposed private placement of an aggregate of $100 million of Senior Notes (the "Notes Offering") with SunTrust Capital Markets, Inc. as agent. Approximately $74.4 million of the proceeds of the Notes Offering will be used to fund the PVF Acquisition. The Notes Offering is contingent upon the consummation of the PVF Acquisition.

     In the event the Notes Offering cannot be consummated concurrently with the PVF Acquisition, the Registrant intends to finance the PVF Acquisition with a $55 million bridge loan through a bank syndication group for which SunTrust Bank, Atlanta and SunTrust Bank, Central Florida, N.A. serve as agents, and a $30 million note to be issued by the Registrant to the Sellers.

     Financial statements of PVF and proforma financial information relative to the PVF Acquisition are included in, and a copy of the Asset Purchase Agreement has been filed as an exhibit to, the Registrant's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on April 3, 1994 and such financial statements, proforma financial information and exhibit are incorporated by reference into, and as an exhibit to, this Report.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     The following financial statements, proforma financial information and exhibits are filed as a part of this Report:

(a)  Financial statements of business acquired.

     Consolidated financial statements of PVF Holdings, Inc. and its subsidiaries (incorporated by reference from pages F-20 through F-30 of the Form S-3 Registration Statement No. 333-02215 filed April 3, 1996);

(b)  Proforma financial information.

     Proforma financial information relative to acquisition of PVF Holdings, Inc., and its subsidiaries (incorporated by reference from pages 11 through 15 of Form S-3 Registration Statement No.
333-02215 filed on April 3, 1996).

(c)  Exhibits.

1.    Not applicable

2. Asset Purchase Agreement dated March 27, 1996 by and among Hughes Supply, Inc., Jemison Investment Co., Inc., PVF Holdings, Inc., Southwest Stainless, Inc., Multalloy, Inc. (Texas), Multalloy, Inc. (New Jersey), and Houston Products & Machine, Inc. (incorporated by reference from Exhibit 2 of Form S-3 Registration Statement No. 33-02215 filed April 3,
     1996)

4.1  Specimen Common Stock Certificate representing shares of
     Common Stock (Incorporated by reference from Exhibit 4.2 of
     Form 10-Q for the quarter ended October 31, 1984)

4.2 Resolution Approving and Implementing Shareholder Rights Plan (incorporated by reference from Exhibit 4.4 of Form 8-K dated May 17, 1988)

4.3 Articles of Incorporation (Incorporated by reference from Exhibit 3.1 of Form 10-Q for the quarter ended July 31, 1994)

4.4 Composite By-Laws (Incorporated by reference from Exhibit 3.2 of Form 10-Q for the quarter ended July 31, 1994)

16.  Not applicable

17.  Not applicable

20.  Not applicable

23.  Consent of Deloitte & Touche LLP

24.  Not applicable

27.  Not applicable

99.  Not applicable


                           Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   HUGHES SUPPLY, INC.


Date:  April 4, 1996               By:/s/ David H. Hughes

                                      David H. Hughes
                                      Chairman of the Board and
                                      Chief Executive Officer











            INDEX OF EXHIBITS FILED WITH THIS REPORT


23.  Consent of Deloitte & Touche LLP